                                                                                                Exhibit 10.1

Deed of Novation

Unicredit Bank Cayman Islands Ltd.

and

Butterfield Bank (Cayman) Limited

and

Greenlight Reinsurance, Ltd.

15 December 2008

 JCB/616223/15635209v1

This Deed is made on 15 December 2008.

Between:

(1)	Unicredit Bank Cayman Islands Ltd. with its registered office at Whitehall House, P.O. Box 31362 SMB, George Town, Grand Cayman, Cayman Islands (the "Transferor");

(2)	Butterfield Bank (Cayman) Limited with its registered office at 68 Fort Street, PO Box 705, Grand Cayman KY1-1107, Cayman Islands, Grand Cayman, Cayman Islands (the "Transferee"); and

(3)	Greenlight Reinsurance, Ltd. with its registered office at The Grand Pavilion, 802 West Bay Road, P.O. Box 31110, Grand Cayman, Cayman Islands (the "Borrower").

Whereas:

(A)	In accordance with the terms of the Letter of Credit Agreement (as defined below), the Transferor has made a letter of credit facility available to the Borrower.

(B)
In connection with the Letter of Credit Agreement (as defined below) the Borrower has as collateral for the repayment of the sums payable under the Letter of Credit Agreement granted a security interest as provided for in the Security Agreement (as defined below).

(C)
In connection with the Security Agreement, the Transferor, the Borrower and Goldman Sachs & Co (the "Securities Intermediary") entered into the Control Agreement (as defined below) relating to the bank account being the security interest under the Security Agreement (which was transferred by way of novation from the Transferor to the Transferee under a separate novation agreement dated 15 December 2008 among the Transferor, the Transferee, the Borrower and the Securities Intermediary).

(D)
The Transferor and the Transferee wish to enter into an acquisition agreement pursuant to which the Transferor has agreed to transfer the rights and obligations of the Transferor under the Transferred Agreements to the Transferee.

(E)	All of the parties hereto have agreed to execute this Deed for the purpose of transferring such rights and obligations.

This Deed Witnesses as follows:

1	Definitions:

1.1	Unless otherwise defined in this Agreement or the context otherwise requires, expressions defined in the Letter of Credit Agreement shall have the same meanings in this Agreement.

 CQM/616223/15644274v1

1.2	In this Agreement, unless the context otherwise requires:

"Commencement Date"	means 19 December 2008 (being the date on which this Agreement is to become effective).
"Control Agreement"	means the control agreement dated 6 June 2007 entered into between the Transferor, the Borrower and the Securities Intermediary.
"Letter of Credit Agreement"	means a letter of credit agreement dated 6 June 2007 between the Transferor and the Borrower.
"Security Agreement"	means the security agreement dated 6 June 2007 which provides security from the Borrower to the Transferor.
"Transferred Agreements"	means the Letter of Credit Agreement and the Security Agreement (copies of which are attached at Schedule A hereto).

1.3
Clause headings are inserted for ease of reference only and shall not affect the interpretation of this Agreement.  Unless the context otherwise requires, reference to Clauses and Schedules are to be construed as references to Clauses of and Schedules to this Agreement, and words importing the singular shall include the plural and vice versa.

1.4	Any reference in this Agreement to another document or instrument is a reference to that other document or instrument as the same may have been, or may from time to time be amended.

2	Transfer of Rights and Obligations

2.1	With effect from the Commencement Date and subject as provided in Clause 2.2 below:

(a)
the Borrower releases and discharges the Transferor from its obligations under the Transferred Agreements and all other obligations of the Transferor whatsoever (present or future, actual or contingent) under the Transferred Agreements and accepts all liability of the Transferee in respect of the Transferred Agreements and such other obligations of the Transferor in place of the liability of the Transferor, and hereby grants to the Transferee the same rights under the Transferred Agreements in every way as if the Transferee were and had been a party to the Transferred Agreements as the lender; and

(b)	the Transferee undertakes to perform the obligations of the Transferor under the Transferred Agreements and to be bound by the terms of the Transferred Agreements in

(c)	every way as if the Transferee were and had been party to the Transferred Agreements as the lender.

2.2
Notwithstanding the provisions of Clause 2.1, the Borrower shall not be released in respect of any of its other obligations to the Transferor under the Transferred Agreements, including (but without limitation) the payment of any fees which have accrued up to but not including the Commencement Date.

3	Passing of documents and information

3.1	The Borrower authorises the Transferor;

(a)	to deliver the Transferred Agreements and any other related documents or records to the Transferee; and

(b)
to provide the Transferee with any information which is in the possession of the Transferor or any person acting on its behalf and which relates to the Transferred Agreements, the Borrower or any other party to the Transferred Agreements.

4	Incorporation

Upon the Commencement Date, this Agreement shall be construed as one with the Transferred Agreements and provisions contained in the Transferred Agreements which are inconsistent with the terms of this Agreement shall cease to apply.  Accordingly the Transferred Agreements shall, where the context so requires, be read and construed accordingly.

5	Law and Jurisdiction

5.1	This Agreement shall be governed by, and construed in accordance with, Cayman Islands law.

5.2
In relation to any dispute arising out of or in connection with this Agreement, each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Cayman Islands and waives any objection to proceedings with respect to this Agreement in such courts on the grounds of venue or inconvenient forum.

In witness whereof this Deed has been executed as a deed by the parties and is intended to be and is hereby delivered on the date first before written.

EXECUTED as a deed  by

Unicredit Bank Cayman Islands Ltd.

acting by:                     /s/ Shane Storr

in the presence of:

Witness Name:           Tristan Kelly

Witness Signature:      /s/ Tristan Kelly

Witness Address:        238 North Church St, Grand Cayman

EXECUTED as a deed by

Butterfield Bank (Cayman) Limited

acting by:                     /s/ Christopher Hodges, /s/ Joyce Cantlay, /s/ Michael McWatt

in the presence of:
Witness Name:           Dexter Rivers

Witness Signature:      /s/ Dexter Rivers

Witness Address:        430 Fourth Avem West Bay, Grand Cayman

EXECUTED as a deed by

Greenlight Reinsurance, Ltd.

acting by:                     /s/ Tim Courtis, /s/ Bart Hedges

in the presence of:

Witness Name:            Faramarz Romer

Witness Signature:      /s/ Faramarz Romer

Witness Address:        810 West Bay Rd, Grand Cayman

SCHEDULE A

1.           Letter of Credit Agreement dated as of 6 June 2007 between Greenlight Reinsurance Ltd and Bank Austria Cayman Limited.

2.           Security Agreement dated 6 June 2007 between Greenlight Reinsurance Ltd and Bank Austria Cayman Limited.